      As filed with the Securities and Exchange Commission on September 28, 2000
                                                       Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          --------------------------

                             COBALT NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)

                          --------------------------

                Delaware                                  77-0440751
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                               555 Ellis Street
                           Mountain View, CA  94043
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          --------------------------

                    CHILI!SOFT, INC. 1999 STOCK OPTION PLAN
                             (Full Title of Plans)
                               Stephen W. DeWitt
                     President and Chief Executive Officer
                             COBALT NETWORKS, INC.
                               555 Ellis Street
                           Mountain View, CA  94043
                                (650) 623-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          --------------------------
                                   Copy to:
                             Robert P. Latta, Esq.
                              Julia Reigel, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                         Proposed            Proposed
                   Title of                                              Maximum              Maximum
                  Securities                          Amount             Offering            Aggregate            Amount of
                    to be                             to be               Price              Offering            Registration
                  Registered                      Registered(1)        Per Share(2)          Price(2)                Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock of the Registrant to be issued
upon exercise of options granted under
Chili!Soft, Inc. 1999 Stock Option Plan
TOTAL                                           633 shares           $3.80               $2,405.40           $0.64
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Chili!Soft, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Cobalt Networks, Inc.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 633 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $3.80 per share pursuant to Rule 457(h) under the Securities Act.
                          __________________________

     The contents of the Registrant's Form S-8 Registration Statement (Registration No. 333-39048) filed with the Commission on June 9, 2000 are incorporated herein by reference.

Item 8.   Exhibits.

      Number                              Document
     --------  -----------------------------------------------------------------

       4.1*    Chili!Soft, Inc. 1999 Stock Option Plan

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered
      23.1     Consent of Counsel (contained in Exhibit 5.1)

      23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

      24.1     Power of Attorney (See page 5)
      ______________
      * Incorporated by reference to the exhibits filed with the Registrant's Form S-8 Registration Statement (Reg. No. 333-39048).

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on September 28, 2000.

                                   COBALT NETWORKS, INC.


                                   By: /s/ Stephen W. DeWitt
                                       -----------------------------------------
                                       Stephen W. DeWitt
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen W. DeWitt and Kenton D. Chow, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                            TITLE                          DATE
---------------------------------  ----------------------------------  ----------------------
     /s/  Stephen W. DeWitt        Chief Executive Officer,              September 28, 2000
---------------------------------
        Stephen W. DeWitt          President and Director (Principal
                                   Executive Officer)

       /s/  Kenton D. Chow         Chief Financial Officer, Vice         September 28, 2000
---------------------------------
         Kenton D. Chow            President, Finance and Secretary
                                   (Principal Financial and
                                   Accounting Officer)


     /s/  Gordon A. Campbell       Chairman of the Board of Directors    September 28, 2000
---------------------------------
       Gordon A. Campbell

      /s/  Gary F. Bengier         Director                              September 28, 2000
---------------------------------
         Gary F. Bengier

       /s/  Jordan A. Levy         Director                              September 28, 2000
---------------------------------
         Jordan A. Levy

      /s/  Stephen J. Luczo        Director                              September 28, 2000
---------------------------------
        Stephen J. Luczo

    /s/  Carl F. Pascarrella       Director                              September 28, 2000
---------------------------------
       Carl F. Pascarrella

      /s/  Mark F. Spagnolo        Director                              September 28, 2000
---------------------------------
        Mark F. Spagnolo

                               INDEX TO EXHIBITS

 Exhibit
  Number                                Description
---------   --------------------------------------------------------------------
   4.1*     Chili!Soft, Inc. 1999 Stock Option Plan

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered

  23.1      Consent of Counsel (contained in Exhibit 5.1)

  23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants

  24.1      Power of Attorney (see page 5)

______________
* Incorporated by reference to the exhibits filed with the Registrant's Form S-8 Registration Statement (Reg. No. 333-39048).